UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2006
The Lamson & Sessions Co.
(Exact name of registrant as specified in its charter)

Ohio	001-00313	34-0349210

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

25701 Science Park Drive, Cleveland, Ohio		44122-7313

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (216) 464-3400

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On December 8, 2006, the Board of Directors of The Lamson & Sessions Co. (the “Company”) expanded the size of the Board to ten and elected William E. MacDonald III, Vice Chairman of National City Corporation, to fill the vacancy after an extensive search for an additional independent director.
     Mr. MacDonald, 60, who recently announced his decision to retire as Vice Chairman of National City effective December 31, 2006, was elected to his current position with National City in 2001. He is responsible for its seven-state regional and its national Corporate Banking businesses, the Risk Management and Credit Administration unit, Capital Markets and the Private Client Group.
     Mr. MacDonald serves on the boards of MTC Technologies, Inc.; WVIZ/PBS and 90.3 WCPN ideastream; The Cleveland Clinic Foundation; the Great Lakes Theater Festival and The Diversity Center, formerly known as the National Conference for Community and Justice.
     Pursuant to The Lamson & Sessions Co. 1998 Incentive Equity Plan and in connection with his election as a director of the Company, Mr. MacDonald received a one-time grant of restricted shares worth $100,000 on December 8, 2006. These restricted shares will cliff vest in three years on December 8, 2009. Mr. MacDonald will also receive compensation pursuant to the Company’s standard arrangement for director compensation described in its proxy statement for the 2006 Annual Meeting of Shareholders and will be eligible to participate in the Company’s Deferred Compensation Plan for Non-Employee Directors and its group insurance plan for non-employee directors.
     At its December 8, 2006 meeting, the Board of Directors of the Company also approved a new form indemnification agreement to be entered into with each director, executive officer and certain other officers, which amends and restates the existing indemnification agreements. The new form indemnification agreements grant the same protections as the existing agreements the Company previously entered into with its directors and officers. The form indemnification agreement provides that, to the extent permitted by Ohio law, the Company will indemnify each director or officer against all expenses, costs, liabilities and losses (including attorneys’ fees, judgments, fines or settlements) incurred or suffered by the director or officer in connection with any suit in which the director or officer is a party or otherwise involved as a result of the director’s or officer’s service as a member of the Board of Directors or as an officer if the individual’s conduct that gave rise to such liability meets certain prescribed standards. In connection with his election as a director, Mr. MacDonald will enter into an indemnification agreement with the Company in the form approved by the Board.
     The summaries of the material terms of the form indemnification agreement and the restricted stock agreement set forth above are qualified in their entirety by reference to the full text of such agreements, copies of which are attached as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference. A copy of the press release issued by the Company on December 13, 2006 is included as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Number	Exhibit

10.1	Form of Indemnification Agreement between the Company and each of the directors, executive officers and certain other officers.

10.2	Form of Restricted Shares Agreement Pursuant to the 1998 Incentive Equity Plan (As Amended and Restated as of April 28, 2006) (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by the Company on November 17, 2006)

99.1	Press Release, dated December 13, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LAMSON & SESSIONS CO.
By:	/s/ James J. Abel
	Name:	James J. Abel
	Title:	Executive Vice President, Secretary, Treasurer and Chief Financial Officer

Dated: December 14, 2006

INDEX TO EXHIBITS

Number	Exhibit

10.1	Form of Indemnification Agreement between the Company and each of the directors, executive officers and certain other officers

10.2	Form of Restricted Shares Agreement Pursuant to the 1998 Incentive Equity Plan (As Amended and Restated as of April 28, 2006) (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by the Company on November 17, 2006)

99.1	Press Release, dated December 13, 2006

4